NETSOL Technologies Announces Fiscal 2017 First Quarter Financial Results

●	Total Net Revenues Increased 13% Year-Over-Year to $15.0 million for the First Quarter

●	GAAP Diluted EPS of $(0.17) for the First Quarter

●	NETSOL Reiterates Fiscal Year 2017 Guidance

- Conference Call Scheduled for Today at 9 a.m. ET (6 a.m. PT) -

CALABASAS, Calif. – November 14, 2016 – NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider to the Asset Finance and Leasing industry, today announced financial results for the fiscal 2017 first quarter ended September 30, 2016.

Fiscal 2017 First Quarter Financial Results

Total net revenues for the first quarter of fiscal 2017 were $15.0 million, an increase of 13% from the prior year period.

●	Total license fees were $3.7 million, representing an increase of 214% from $1.2 million in the prior year period.

●	Total maintenance fees were $3.5 million, representing an increase of 11% from $3.2 million in the prior year period.

●	Total services revenues were $7.7 million, representing a decrease of 14% from $8.9 million in the prior year period.

Gross profit for the first quarter of fiscal 2017 was $6.1 million, or 41% of net revenues, an increase of 16% from $5.2 million, or 40% of net revenues, in the first quarter of fiscal 2016.

GAAP net loss attributable to NETSOL for the first quarter of fiscal 2017 was $1.8 million, or $(0.17) per diluted share, compared with a net loss of $0.4 million, or $(0.04) per diluted share, in the first quarter of fiscal 2016.

Adjusted EBITDA 1 for the first quarter of fiscal 2017 was $180,000, representing Adjusted EBITDA per diluted share of $0.02, compared with Adjusted EBITDA of $659,000, or Adjusted EBITDA per diluted share of $0.06, in the first quarter of fiscal 2016.

At September 30, 2016, cash and cash equivalents were $11.2 million, compared with $11.6 million at June 30, 2016 and $10.1 million at September 30, 2015.

Management Commentary

“It was a solid start to the year, as we delivered strong growth in license and maintenance fees in what is typically our slowest quarter of the fiscal year” said Najeeb Ghauri, CEO of NETSOL. “Demand for our solutions remains strong, and our flagship NFS Ascent product continues to gain momentum across all our markets. The strategic investments we are making to capitalize on the significant market opportunity in the United States and Europe are gaining traction, and will enable us to accelerate our growth in these markets over the long-term.”

Fiscal 2017 Financial Outlook

The Company’s financial outlook for the fiscal year ending June 30, 2017 is as follows:

●	Total net revenues of $73 to $75 million for fiscal 2017.

●	Non-GAAP Adjusted EBITDA, net, of $13 to $14 million for fiscal 2017.

Fiscal 2017 First Quarter Conference Call

When:	Monday November 14, 2016

Time:	9:00 a.m. Eastern Time

Phone:	1-844-868-9327 (domestic)

1-412-317-6595 (international)

Note:	Once connected, please ask to be joined into the NETSOL Technologies call.

A replay will be available one hour after the end of the conference call and can be accessed by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the replay access code is 10094841. The replay will be available through Monday, November 21, 2016.

A live webcast will be available online within the investor relations section of NETSOL’s website at http://www.netsoltech.com. A replay of the webcast will be available one hour following conclusion of the live call, and will be archived for one year.

1 The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release. Beginning with the fourth quarter of fiscal 2016, NetSol has revised its calculation of Adjusted EBITDA to exclude the portion of Adjusted EBITDA that is attributable to its subsidiaries that have a minority interest.

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq:NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and financing industry. The Company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of 1,500+ professionals placed in eight strategically located support and delivery centers throughout the world. NFSTM, LeasePakTM, LeaseSoft or NFS AscentTM – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Investors can receive news releases and invitations to special events by accessing our online signup form at http://ir.netsoltech.com/email-alerts.

Forward-Looking Statements

Certain statements in this press release are forward-looking in nature, including, but not limited to, expected net revenue and adjusted EPS amounts for the full fiscal year and the growing market need for NFS Ascent, and accordingly, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Investor Contact

ICR

William Maina

(646) 277-1236

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	September 30, 2016	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$11,156,437	$11,557,527
Accounts receivable, net of allowance of $500,853 and $492,498	7,142,255	9,691,229
Accounts receivable, net - related party	5,384,573	5,691,178
Revenues in excess of billings	13,358,858	10,493,096
Revenues in excess of billings - related party	682,049	804,168
Other current assets	3,192,425	2,214,628
Total current assets	40,916,597	40,451,826
Restricted cash	90,000	90,000
Property and equipment, net	22,612,752	22,774,435
Other assets	1,604,731	842,553
Intangible assets, net	19,326,259	19,674,033
Goodwill	9,516,568	9,516,568
Total assets	$94,066,907	$93,349,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,389,128	$5,962,770
Current portion of loans and obligations under capitalized leases	4,408,173	4,440,084
Unearned revenues	4,419,692	4,739,214
Common stock to be issued	88,324	88,324
Total current liabilities	15,305,317	15,230,392
Long term loans and obligations under capitalized leases; less current maturities	539,859	477,692
Total liabilities	15,845,176	15,708,084
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 10,882,281 shares issued and 10,855,002 outstanding as of September 30, 2016 and 10,713,372 shares issued and 10,686,093 outstanding as of June 30, 2016	108,823	107,134
Additional paid-in-capital	122,367,231	121,448,946
Treasury stock (27,279 shares)	(415,425)	(415,425)
Accumulated deficit	(39,089,079)	(37,323,360)
Stock subscription receivable	(602,811)	(783,172)
Other comprehensive loss	(17,960,133)	(18,730,494)
Total NetSol stockholders’ equity	64,408,606	64,303,629
Non-controlling interest	13,813,125	13,337,702
Total stockholders’ equity	78,221,731	77,641,331
Total liabilities and stockholders’ equity	$94,066,907	$93,349,415

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2016	2015
Net Revenues:
License fees	$3,499,860	$1,193,354
Maintenance fees	3,402,821	3,012,238
Services	5,806,717	6,753,873
License fees - related party	246,957	-
Maintenance fees - related party	130,631	158,231
Services - related party	1,914,572	2,187,408
Total net revenues	15,001,558	13,305,104

Cost of revenues:
Salaries and consultants	5,893,349	5,161,249
Travel	711,895	481,453
Depreciation and amortization	1,330,872	1,474,235
Other	972,338	938,797
Total cost of revenues	8,908,454	8,055,734

Gross profit	6,093,104	5,249,370

Operating expenses:
Selling and marketing	2,411,136	1,698,404
Depreciation and amortization	269,097	291,172
General and administrative	4,552,098	3,204,688
Research and development cost	92,932	112,070
Total operating expenses	7,325,263	5,306,334

Loss from operations	(1,232,159)	(56,964)

Other income and (expenses)
Loss on sale of assets	(2,403)	(11,873)
Interest expense	(54,475)	(68,173)
Interest income	30,440	52,112
Loss on foreign currency exchange transactions	(414,896)	(113,719)
Other income	21,560	54,314
Total other income (expenses)	(419,774)	(87,339)

Net loss before income taxes	(1,651,933)	(144,303)
Income tax provision	(39,875)	(75,223)
Net loss	(1,691,808)	(219,526)
Non-controlling interest	(73,911)	(191,502)
Net loss attributable to NetSol	$(1,765,719)	$(411,028)

Net loss per share:
Net loss per common share
Basic	$(0.17)	$(0.04)
Diluted	$(0.17)	$(0.04)

Weighted average number of shares outstanding
Basic	10,697,425	10,281,335
Diluted	10,697,425	10,281,335

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Three Months
	Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,691,808)	$(219,526)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,599,969	1,765,407
Provision for bad debts	-	36,780
Loss on sale of assets	2,403	11,873
Stock issued for services	865,456	77,750
Fair market value of warrants and stock options granted	21,804	-
Changes in operating assets and liabilities:
Accounts receivable	2,336,894	(1,268,570)
Accounts receivable - related party	121,800	(975,266)
Revenues in excess of billing	(2,746,917)	(773,583)
Revenues in excess of billing - related party	93,208	(138,926)
Other current assets	306,339	(322,533)
Accounts payable and accrued expenses	(780,569)	(833,638)
Unearned revenue	(346,108)	(538,259)
Net cash used in operating activities	(217,529)	(3,178,491)

Cash flows from investing activities:
Purchases of property and equipment	(554,873)	(625,794)
Sales of property and equipment	151,818	180,258
Investment	(555,555)	-
Net cash used in investing activities	(958,610)	(445,536)

Cash flows from financing activities:
Proceeds from sale of common stock	-	64,931
Proceeds from the exercise of stock options and warrants	276,861	-
Proceeds from exercise of subsidiary options	14,013	-
Proceeds from bank loans	-	437,070
Payments on capital lease obligations and loans - net	(49,117)	(174,385)
Net cash provided by financing activities	241,757	327,616
Effect of exchange rate changes	533,292	(797,222)
Net decrease in cash and cash equivalents	(401,090)	(4,093,633)
Cash and cash equivalents, beginning of the period	11,557,527	14,168,957
Cash and cash equivalents, end of period	$11,156,437	$10,075,324

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	Three Months	Three Months
	Ended	Ended
	September 30, 2016	September 30, 2015

Net Income (loss) before preferred dividend, per GAAP	$(1,765,719)	$(411,028)
Non-controlling interest	73,911	191,502
Income taxes	39,875	75,223
Depreciation and amortization	1,599,969	1,765,407
Interest expense	54,475	68,173
Interest (income)	(30,440)	(52,112)
EBITDA	$(27,929)	$1,637,165
Add back:
Non-cash stock-based compensation	887,260	77,750
Adjusted EBITDA, gross	$859,331	$1,714,915
Less non-controlling interest (a)	(679,817)	(1,055,531)
Adjusted EBITDA, net	$179,514	$659,384

Weighted Average number of shares outstanding
Basic	10,697,425	10,281,335
Diluted	10,861,290	10,392,669

Basic adjusted EBITDA	$0.02	$0.06
Diluted adjusted EBITDA	$0.02	$0.06

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income attributable to non-controlling interest	$73,911	$191,502
Income Taxes	7,648	13,874
Depreciation and amortization	525,926	825,866
Interest expense	17,691	18,342
Interest (income)	(9,557)	(16,450)
EBITDA	$615,619	$1,033,134
Add back:
Non-cash stock-based compensation	64,198	22,397
Adjusted EBITDA of non-controlling interest	$679,817	$1,055,531

From time to time, NETSOL may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP adjusted EBITDA per diluted share or Adjusted EBITDA per diluted share” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP adjusted EBITDA per diluted share or Adjusted EBITDA per diluted share is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported GAAP diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three month periods ended September 30, 2016 and 2015 are included in the above table. NETSOL’s management believes that Adjusted EBITDA and Adjusted EBITDA per diluted share are helpful as an indicator of the current financial performance of the company. NETSOL also adjusts for non-cash items, such as stock-based compensation as we believe excluding these costs provide a useful metric by which to compare performance from period to period. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.